SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported):  June 18, 2002


                               AMNIS SYSTEMS INC.
              (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

                                    000-29645
                                    ---------
                            (Commission File Number)

                                   94-3402831
                                   ----------
                      (IRS Employer Identification Number)

                3450 Hillview Avenue, Palo Alto, California 94304
                -------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (650) 855-0200
                                 --------------
              (Registrant's telephone Number, including area code)


                    ----------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

Financing Transaction
---------------------

     On June 18, 2002, we issued and sold two 12% two-year Convertible Notes in the aggregate principal amount of $450,000 and Common Stock Purchase Warrants exercisable for up to 135,000 shares of our common stock, subject to adjustment, to Alpha Capital Aktiengesellschaft and Stonestreet Limited Partnership, in a private financing transaction. Each Note is convertible at the holder's option at any time into shares of our common stock at the lesser of a 30% discount to the average of the lowest three intraday trading prices of our common stock during the 20 trading day period ending one trading day prior to the date of conversion, or $0.385 per share.

     We have agreed to register the resale of the common stock that would be issued upon conversion of the Notes and exercise of the Warrants. The proceeds of the financing will be used for general corporate purposes.

     In connection with this financing transaction, we amended, among other things, the terms of the Reset Option and Warrant which were part of the Units issued on February 15, 2002, as reported in the Current Report on Form 8-K which we filed with the Securities and Exchange Commission on March 4, 2002. The amendment to the Reset Option provided that, among other things, the number of shares comprising each Unit was automatically increased by 11 shares and, at any time and from time to time but only one time for each Unit, until June 18, 2005, at the option of each purchaser, the number of shares comprising each Unit may be increased by the difference (rounded to the nearest whole share) between (A) $8.00 divided by 70% of the average of the three lowest intraday trading prices for our common stock during the 20 trading day period ending one trading day prior to the date of exercise of such option, less (B) 21. The amendment to each Warrant reduced the exercise price to approximately $0.13, subject to adjustment.

     Further and more detailed information with respect to the above transactions is set forth in the form of Subscription Agreement and the form of Common Stock Purchase Warrant with respect to the Convertible Notes, and in the form of Amended and Restated Unit Subscription Agreement and the form of Amended and Restated Common Stock Purchase Warrant with respect to the Units, each of which is filed as an exhibit to this report and incorporated into this report by reference.

Amendment of Certificate of Incorporation to Increase Authorized Capital
------------------------------------------------------------------------

     On June 25, 2002, we amended our certificate of incorporation to increase the total number of shares which we are authorized to issue to four hundred twenty million (420,000,000) shares, of which four hundred million (400,000,000) shares shall be common stock, each having a par value of $.0001, and twenty million (20,000,000) shares shall be preferred stock, each having a par value of $.0001.

2002  Stock  Plan
-----------------


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General

     On June 17, 2002, our board of directors adopted the 2002 Stock Plan which our stockholders approved on June 20, 2002. 20,000,000 shares of our common stock are authorized for issuance under the 2002 Stock Plan, none of which to this date have been issued. The 2002 Stock Plan will terminate in June 2012.

Administration

     The 2002 Stock Plan is administered by our board of directors or a committee of the board. The 2002 Stock Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code to our employees (including officers and directors who are also employees) and the employees (including officers and directors who are also employees) of our subsidiary corporations. The 2002 Stock Plan also provides for the grant of nonstatutory stock options and the grant of stock purchase rights both to our employees, non-employee directors, consultants and advisors, and to the employees, non-employee directors, consultants and advisors of our subsidiary corporations. Our board of directors has the authority to amend the 2002 Stock Plan at any time, with stockholder approval, if required.

Plan Features

     Under  the  2002  Stock  Plan:

     - Qualified employees are eligible for the grant of incentive stock options to purchase shares of our common stock;

     - Our board of directors or the committee appointed by the board to administer the plan will determine the exercise price of options and the purchase price of stock purchase rights, which cannot be less than 100% of the fair market value of the stock on the date of grant; and

     - The exercise price or purchase price may, at the discretion of our board of directors or the committee appointed by the board to administer the plan, be paid in cash, cash equivalents, promissory note, surrender of stock, a cashless exercise, surrender of stock, past services, cancellation of indebtedness owed to the grantee or any form of payment that is consistent with applicable laws, regulations and rules.

Change of Control and Accelerated Vesting

     In the event that we merge with or into another corporation or sell substantially all of our assets, to the extent permitted by applicable law, the surviving corporation will assume all outstanding stock awards, including stock options, or substitute equivalent stock awards. If the successor corporation does not agree to assume the stock awards or substitute equivalent stock awards, all stock awards shall become fully vested and exercisable prior to the change of control, and our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants that the stock award are fully exercisable for a 15-day period from the date of the notice. The stock


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awards will terminate upon expiration of such period. In the event of our proposed dissolution or liquidation, our board of directors (or the committee appointed by the board to administer the plan) will notify plan participants at least 15 days prior to such proposed action. Unless previously exercised, all stock awards will terminate immediately prior to the consummation of such proposed action.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (C)     EXHIBITS.

     3.01 Certificate of Amendment of Certificate of Incorporation of Amnis Systems Inc. dated June 21, 2002

     4.01    Form of Convertible Note

     4.02 Form of Common Stock Purchase Warrant issued in connection with each Convertible Note

     4.03 Form of Amended and Restated Common Stock Purchase Warrant issued in connection with each Amended and Restated Unit Subscription Agreement

     10.01   Form of Subscription Agreement to Convertible Note

     10.02   Form of Amended and Restated Unit Subscription Agreement

     10.03   2002 Stock Plan*

*   Management contract or compensatory plan or arrangement


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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

Date:  June 27, 2002            AMNIS SYSTEMS INC.

                                By:   /s/  Lawrence L. Bartlett
                                   ---------------------------------------------
                                   Lawrence L. Bartlett
                                   Vice President, Secretary and Chief Financial Officer


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